Exhibit (h)(1)

Oxford Park Income Fund, Inc.

Shares of Beneficial Interest, par value $0.001 per share

DEALER MANAGER AGREEMENT

April 9, 2024

Oxford Park Income Fund, Inc.

8 Soundshore Drive, Suite 255

Greenwich, CT 06830

Ladies and Gentlemen:

Oxford Park Income Fund, Inc. a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company (the “Fund”), has registered for public sale (the “Offering”) shares of beneficial interest, par value $0.001 per share, to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through Realta Equities, Inc. as the managing dealer (the “Dealer Manager”) and the broker-dealers and other financial intermediaries participating in the offering (the “Participating Broker-Dealers”). The Offered Shares will be sold at the offering price, as more fully described in its registration statement on Form N-2 filed by the Fund (File No. 333- 268966) (as may be amended or supplemented from time to time, the “Registration Statement”), which includes the Fund’s prospectus, as amended or supplemented from time to time. Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 1.1 below.

The Fund has entered into an investment advisory agreement, dated as of February 14, 2023 (the “Investment Advisory Agreement”), with Oxford Park Management, LLC, a Connecticut limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Fund hereby enters into this agreement (this “Agreement”) with the Dealer Manager, as follows:

1.	Representations and Warranties of the Fund.

The Fund hereby represents and warrants to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager and the Fund have entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Fund) that, as of the date hereof and at all times during the Offering (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only makes such representations and warranties as of such date or dates):

1.1      The Fund has prepared and filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement for the registration of the Offered Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or first became effective; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement on the Effective Date, as well as in the form filed with the SEC pursuant to Rule 424 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no notices have been received by the Fund to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the SEC under the Securities Act.

1.2     The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Fund makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3      The Investment Advisory Agreement has been duly authorized, executed and delivered by the Fund.

1.4      The Fund is a Maryland corporation registered under the Investment Company Act, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Dealer Manager, is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.5      The Fund has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition or results, financial or otherwise, of operations of the Fund (a “Fund Material Adverse Effect”). The Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition or results, financial or otherwise, of operations or cash flows of the Adviser or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect” and each of an Adviser Material Adverse Effect and a Fund Material Adverse Effect, as applicable to the Fund or the Adviser, a “Material Adverse Effect”).

1.6       The Offered Shares conform in all material respects to the description of the Offered Shares contained in the Registration Statement and the Prospectus. The authorized Offered Shares as of the date hereof are as set forth in the Prospectus under the caption “Description of Capital Structure.” As of the date hereof, all the issued and outstanding Offered Shares of the Fund are fully paid and non-assessable.

1.7      The Fund is not in violation of its Articles of Amendment and Restatement, dated February 14, 2023 (the “Articles of Amendment and Restatement”) or its Bylaws, dated February 7, 2023 (the “Bylaws”) and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a default under: (a) its Articles of Amendment and Restatement or Bylaws; or (b)  any indenture, mortgage, deed of trust, lease or other material agreement to which the Fund is a party; or (c) any law, rule or regulation applicable to the Fund; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.8      Upon the commencement of the Offering, the Fund will be a closed-end management investment company.

1.9      The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

1.10    The approval of the Investment Advisory Agreement by the board of directors of the Fund has been made in accordance with the requirements of Section 15 of the Investment Company Act, as may be modified by applicable SEC staff guidance.

1.11   The Fund’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the SEC thereunder, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

1.12   The provisions of the Articles of Amendment and Restatement and Bylaws of the Fund and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the SEC thereunder.

1.13    Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Participating Broker-Dealers; and (c) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.14   There are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against either the Fund or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.15   The issuance and sale of the Offered Shares have been duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Fund are not subject to preemptive or other similar rights arising by operation of law, under the Articles of Amendment and Restatement or Bylaws of the Fund or under any agreement to which the Fund is a party or otherwise.

1.16   The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Fund, as of the respective date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity as to form in all material respects with Regulation S-X of the SEC, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.17   PricewaterhouseCoopers LLP, whose report on the financial statement of the Fund included in the Registration Statement and Prospectus, is, as of the date hereof, and during the period covered by the report included in the Registration Statement and the Prospectus, was to the knowledge of the Fund an independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.18   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any event or development as of the date hereof which could reasonably be seen as having a Material Adverse Effect.

1.19   There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.

1.20   The Fund has, and, to the knowledge of the Fund, all of the Fund’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.21    Neither the Fund nor, to the knowledge of the Fund, any director, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2.	Representations and Warranties of Dealer Manager.

The Dealer Manager represents and warrants that, as of the date hereof and at all times during the Offering (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates):

2.1     The Dealer Manager is a duly organized Ohio corporation in good standing and has all requisite power and authority to enter into this Agreement.

2.2     This Agreement, when executed by Dealer Manager, is duly authorized and is a valid and binding agreement of Dealer Manager, enforceable in accordance with its terms

2.3     The consummation of the transactions contemplated in this Agreement will not result in a breach or violation of any order, rule or regulation directed to Dealer Manager by any court, FINRA or any federal or state regulatory body or administrative agency having jurisdiction over Dealer Manager or its affiliates.

2.4     Dealer Manager is, and during the term of this Agreement will remain, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and a broker or dealer duly registered as a broker-dealer in any state where offers are made by Dealer Manager. Dealer Manager will comply with all applicable laws, regulations, requirements and rules of the Securities Act, the Exchange Act, applicable state law and FINRA. Dealer Manager has all required licenses and permits to carry out the Offering as described in this Agreement.

2.5     Dealer Manager is, and during the term of this Agreement will remain, properly licensed with FINRA to sell the Offered Shares. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as described in this Agreement.

2.6     Dealer Manager has reasonable grounds to believe, based on information made available to it by the Fund, that all material facts are adequately and accurately disclosed in the Fund’s Registration Statement.

2.7     Dealer Manager agrees that this Agreement, or any supplement or amendment hereto, may be filed by the Fund with the SEC or FINRA and understands that this Agreement may be subject to the approval of any applicable federal and applicable state securities regulatory agencies, if required.

2.8     No agreement will be made by Dealer Manager with any person permitting the resale, repurchase or distribution of the Offered Shares purchased by such person, unless authorized in writing by the Fund.

2.9     Dealer Manager has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001.

2.10   As of the date hereof (or the applicable date that such person meets the requirements of (i)-(iii) of this Section 2.10 during the Offering) none of (i) Dealer Manager, (ii) any director, executive officer, other officer or agent participating in an Offering, general partner or managing member of Dealer Manager or (iii) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors in connection with the sale of securities:

2.10.1     Has been convicted, within 10 years of the date hereof (or the applicable date that such person meets the requirements of (i)-(iii) of Section 2.10 during the Offering) of any felony or misdemeanor that was:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the SEC or FINRA; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.10.2     Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the date hereof (or the applicable date that such person meets the requirements of (i)- (iii) of Section 2.10 during the Offering), that, as of the date hereof or such applicable date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the SEC or FINRA; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.10.3     Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a)	As of any applicable date, bars the person from:

(1)	Association with an entity regulated by such commission, authority, agency or officer;

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(b)

Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the date hereof or any applicable date.

2.10.4     Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of any applicable date:

(a)	Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b)	Places limitations on the activities, functions or operations of such person; or

(c)	Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.10.5     Is subject to any order of the SEC entered within 5 years before the date hereof (or the applicable date that such person meets the requirements of (i)-(iii) of Section 2.10 during the Offering), that, as of the date hereof or such applicable date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a)

Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b)	Section 5 of the Securities Act.

2.10.6     Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.10.7     Has filed (as a registrant or issuer), was named as a distributor or underwriter in, or was otherwise involved in, any registration statement or offering statement filed with the SEC that, within 5 years of any applicable date, was the subject of a refusal order, stop order or order suspending an offering exemption or, is, as of the date hereof (or the applicable date that such person meets the requirements of (i)-(iii) of Section 2.10 during the Offering), the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.10.8     Is subject to a United States Postal Service false representation order entered within 5 years before the date hereof (or the applicable date that such person meets the requirements of (i)-(iii) of Section 2.10 during the Offering), or is, as of the date hereof or any applicable date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.10.9     The Dealer Manager agrees to immediately notify the Issuer if there is a violation or potential violation of the representations set forth in this Section 5.9 during the term of this Agreement.

2.11   The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term. In the event that any of these representations or warranties becomes untrue, Dealer Manager will immediately notify the Fund in writing of the fact which makes the representation or warranty untrue.

3.	Covenants of the Fund.

The Fund hereby covenants and agrees with the Dealer Manager that:

3.1     The Fund will: (a) reasonably promptly advise the Dealer Manager (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (ii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; provided, however, that verbal or written notification (which may include email) to Dealer Manager of the availability of such filing or declaration of effectiveness on the SEC’s EDGAR system, concurrent with or reasonably promptly following such filing or declaration of effectiveness, shall be deemed to be notification for the purpose of this section; (b) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (c) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Fund determines that such action is in its best interest, the Fund will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

3.2      In addition to and apart from the Prospectus, the Fund agrees that the Dealer Manager intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager. As used herein, “Authorized Sales Materials” shall mean such printed sales literature or other materials prepared by the Fund, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Fund in writing and all appropriate regulatory agencies.

3.3     The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed, or electronic, copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Fund will similarly furnish to the Dealer Manager and Participating Broker- Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

3.4      If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Broker-Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 5.4 hereof until such time as the Fund, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

3.5      The Fund will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

3.6      The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

3.7      The Fund will operate in a manner so as to enable the Fund to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended; provided, however, that at the discretion of the Fund’s board of directors, it may elect to not be so treated.

4.	Payment of Expenses and Fees.

The Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Fund’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Fund shall designate as appropriate; (e) the filing fees in connection with filing for review by FINRA, if required, of all necessary documents and information relating to the Offering and the Offered Shares; (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Fund’s or Dealer Manager’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Fund’s other obligations hereunder.

Notwithstanding the foregoing, the Fund shall not make any payments pursuant to this Agreement to the extent such payments would result in the Fund’s organizational and offering expenses exceeding the limitations stated in the Registration Statement or to the extent underwriting compensation would exceed the amount permitted by FINRA Rule 5110, as amended, modified or supplemented from time to time.

5.	Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Fund (provided that, to the extent representations and warranties of the Fund are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

5.1     The Dealer Manager Agrees that the Fund hereby appoints the Dealer Manager as its agent and distributor to solicit and to cause Participating Broker-Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, Participating Broker-Dealer Agreement and the Investor Application, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares. It is expressly understood between the Dealer Manager and the Fund that the Adviser and Dealer Manager may cooperate with respect to the offering and sale of the Offered Shares with other broker dealers who are registered as broker dealers with the SEC, members of FINRA and duly licensed by the appropriate regulatory agency of each jurisdiction in which they will conduct offers and sales of the Offered Shares, or with broker dealers exempt from all such registration requirements. Such other participating broker dealers may be retained by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Dealer Manager and the respective other participating broker dealers and as are in accordance with the terms of the Registration Statement.

5.2     The Dealer Manager agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. The Dealer Manager shall review and file such materials with FINRA, state regulators or other regulatory agencies to the extent required by the rules of FINRA or such applicable states or regulatory agencies, respectively. This shall not prevent the Dealer Manager from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Dealer Manager will act only on its own behalf as principal should it choose to enter into selling agreements with Participating Broker-Dealers.

5.3     The Dealer Manager represents to the Fund that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Fund, to provide an annual certification to the Fund that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

5.4     With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to FINRA Rules 2040, 2231, 5110 and 5141 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Offered Shares. Such compliance includes submitting initial filings and all subsequent responses required through FINRA’s Public Offering System on behalf of the Fund. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

5.5     The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. The Dealer Manager shall ensure that no Offered Shares are offered or sold for the account of the Fund in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Fund that it will not use any sales literature not authorized and approved by the Fund or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Participating Broker-Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Fund at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Fund.

5.6      In consideration for the services rendered by the Dealer Manager, the Fund agrees that it will pay to the Dealer Manager the compensation set forth in Exhibit B with respect to a sale of Offered Shares by a Participating Broker-Dealer through a Participating Broker-Dealer Agreement. In accordance with the Participating Broker-Dealer Agreement, the Dealer Manager will reallow all or a portion of the distribution and/or service fees (the “Distribution and Service Fees”), upfront selling commissions (the “Up-Front Selling Commissions”) and dealer manager fees (the “Dealer Manager Fees” and, together with the Up-Front Selling Commissions and Distribuiton and Service Fees, the “Selling Commissions”) to Participating Broker-Dealers. For these purposes, a “sale of Offered Shares” shall occur following the release from escrow of the Offering proceeds, and, if and only if, a transaction has closed with securities purchased pursuant to all applicable offering and subscription documents, and the Fund has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction. See Schedule 1 of the Participating Broker-Dealer Agreement for further details regarding the Selling Commissions. Any amounts of Selling Commissions not reallowed to the extent provided in the Participating Broker-Dealer Agreement shall be retained by the Dealer Manager. The Dealer Manager is responsible for making reallowance payments to Participating Broker-Dealers. The Fund may sell shares directly in its sole discretion and no compensation shall be payable or owing to the Dealer Manager in connection with such direct sales. In connection with purchases of shares pursuant to our distribution reinvestment plan or direct sales as described in the Plan of Distribution, the Up-Front Selling Commissions and Dealer Manager Fees will not be paid. The Fund also agrees to pay to the Dealer Manager a $10,000 monthly MBD retainer for the services the Dealer Manager provides to the Fund.

5.7     The Dealer Manager represents and warrants to the Fund that, to the extent required by a Participating Broker-Dealer Agreement, Dealer Manager or its affiliates will compensate such Participating Broker-Dealer in accordance with the Fund’s Prospectus and the applicable Participating Broker-Dealer Agreement.

5.8      The Fund shall pay the Dealer Manager, or through the Dealer Manager, the Participating Broker- Dealers, for due diligence or review fees charged in connection with conducting due diligence required to carry out responsibilities under this Dealer Manager Agreement or the Participating Broker-Dealer Agreement; provided, that such fees are reasonable and documented and agreed to by the Company in advance of incurring such costs and expenses. The Fund shall reimburse the Dealer Manager or Participating Broker-Dealers for reasonable out-of- pocket due diligence expenses incurred by the Dealer Manager or such Participating Broker-Dealer; provided, that such fees are reasonable and documented and agreed to by the Company. Such due diligence expenses may include reasonable travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Fund’s offices to verify information relating to the Fund or Offered Shares. The Fund shall also reimburse the Dealer Manager for filing fees in connection with FINRA filings made on behalf of the Fund. The Dealer Manager or any Participating Broker-Dealer shall provide to the Fund a detailed and itemized invoice for any such due diligence or filing expenses.

5.9     In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Participating Broker-Dealer participating in the Offering, including, but not limited to, Dealer Manager Fee and the Selling Commissions, exceed such amount permitted by FINRA Rule 5110, as amended, modified or supplemented from time to time.

5.10    The Dealer Manager represents and warrants to the Fund and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.11   The Dealer Manager shall provide to the Fund timely copies of all correspondence with FINRA (through FINRA’s Public Offering System, email or other forms of communication) on behalf of the Fund.

6.	Indemnification.

6.1      For the purposes of this Section 6, an entity’s “Indemnified Parties” shall include such entity’s officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

6.2     The Fund will indemnify, defend (subject to Section 6.6) and hold harmless the Participating Broker-Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Fund will reimburse each Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, for reasonable and documented third-party legal or other expenses (subject to Section 6.6) reasonably incurred by such Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Dealer Manager or (y) to the Fund or Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

6.3     The Dealer Manager will indemnify, defend and hold harmless the Fund, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

6.4     Each Participating Broker-Dealer severally will indemnify, defend and hold harmless the Fund, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Broker-Dealer, any material breach of a covenant by the Participating Broker-Dealer or any material failure by the Participating Broker-Dealer to perform its obligations hereunder or under the Participating Broker-Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto or (ii) in any Authorized Sales Materials, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Dealer Manager by the Participating Broker-Dealer specifically for use with reference to the Participating Broker-Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Participating Broker-Dealer not authorized or approved by the Fund or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Participating Broker-Dealer or Participating Broker- Dealer’s representatives or agents, (e) any untrue statement made by such Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any failure by the Participating Broker-Dealer to comply with Section IX or Section XII of the Participating Broker-Dealer Agreement or any other material violation of the Participating Broker-Dealer Agreement, (g) any failure of the Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Participating Broker-Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense (including reasonable and documented third-party legal expenses (subject to Section 6.6 hereof)) of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Broker-Dealer may otherwise have.

6.5     Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable and documented third-party legal and other expenses (subject to Section 6.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Alternatively, at its sole option, the indemnifying party, jointly with any other indemnifying parties similarly notified, may assume the defense thereof. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, which consent will not be unreasonably withheld or delayed.

6.6     An indemnifying party under Section 6 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)       In the case of the Fund indemnifying the Dealer Manager, the advancement of funds of the Fund to the Dealer Manager for reasonable and documented third-party legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a stockholder of the Fund or the legal action is initiated by a stockholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b)      Unless the indemnifying party has assumed the defense, the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party (including other participating broker-dealers that sign other participating broker-dealer or similar agreements). If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought unless the indemnifying party has assumed the defense in which case it shall only be required to provide reimbursement as set forth in Section 6.5; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding the foregoing, to the extent such law firm is not located in the same jurisdiction as any legal proceeding subject to such indemnity, the indemnifying party shall also cover reasonable local counsel fees of one other law firm in each jurisdiction where the litigation is pending, it being understood that the responsibilities of such local counsel shall be minimal and not overlap with that of the lead law firm, and that such responsibilities shall consist primarily of matters such lead law firm is unable to undertake on a cost-efficient basis.

6.7     The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Broker-Dealer, or any person controlling any Participating Broker-Dealer, or by or on behalf of the Fund, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Fund or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Participating Broker-Dealer Agreement (with respect to acts that occurred prior to the time of such termination). A successor of any Participating Broker- Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

6.8     Notwithstanding any other provision of this Section 6, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

7.	Survival of Provisions.

The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until terminated regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Fund or any person controlling the Fund; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 6, 7, 8, 10, 11, 12 and 16, all of which will survive the termination of this Agreement.

8.	Applicable Law; Venue.

THE PARTIES TO THIS AGREEMENT, ACTING FOR THEMSELVES AND FOR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WITHOUT REGARD TO DOMICILE, CITIZENSHIP OR RESIDENCE, EXPRESSLY AND IRREVOCABLY SUBMIT TO, AS THE EXCLUSIVE FORUM FOR THE DETERMINATION OF ALL DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT THAT IS LOCATED IN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE. EACH OF THE PARTIES WAIVES ANY CLAIMS OF INCONVENIENT FORUM OR VENUE.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

9.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

11.	Successors, Assignment, Amendment and Novation.

11.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Fund, and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker- Dealers to the extent set forth in Sections 1 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

11.2    This Agreement may be amended only by the written agreement of the Dealer Manager and the Fund.

11.3    Neither the Fund nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund, on the other hand.

12.	Term and Termination.

12.1   This Agreement may be terminated by the Dealer Manager, on the one hand, or the Fund, on the other, in the event that (a) the Fund, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Fund, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Fund, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 12.1.

12.2    Notwithstanding Section 12.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons” (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days’ written notice to the Dealer Manager; and upon the applicability of Rule 12b-1 to the Fund, this Agreement will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

12.3    The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Fund, (ii) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

12.4    In addition to any other obligations of the Company that survive the expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 at such time as such compensation becomes payable.

13.	Confirmation.

The Fund hereby agrees and assumes or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Participating Broker-Dealers, all orders for purchase of Offered Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

14.	Submission of Orders.

14.1    Each person desiring to purchase Offered Shares will be required to complete and execute an Investor Application and to deliver to the Participating Broker-Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Investor Application, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, except for Offered Shares purchased through the networking system of the National Securities Clearing Corporation (“NSCC”), to the extent applicable. To the extent applicable, Offered Shares purchased through the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement between the Fund, Dealer Manager and Participating Broker-Dealer relating to networking. The Dealer Manager shall ensure that any Participating Broker-Dealer shall only offer to sell and accept Investor Applications and Subscription Payments for Offered Shares in accordance with the offering terms and conditions as set forth in the Prospectus. There shall be a minimum initial purchase by any one purchaser of $2,500 (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager). Additional purchases of Offered Shares shall be in increments of $500 per transaction, except for purchases made pursuant to the DRIP, as described in the Prospectus. Any minimum purchase amount may be waived in the sole discretion of the Fund. Persons who purchase Offered Shares shall make their Subscription Payments payable to “Oxford Park Income Fund, Inc.”

The Fund will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving an Investor Application and Subscription Payment not conforming to the foregoing instructions, or for a sale of Offered Shares not meeting the offering terms and conditions set forth in the Prospectus, shall return such Investor Application and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials.

Investor Applications and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 14. Transmittal of received investor funds will be made in accordance with the following procedures.

14.2    If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Investor Applications and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Investor Applications and Subscription Payment for deposit to the Fund or its designated agent.

14.3    If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Investor Applications and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Investor Applications and Subscription Payment for deposit to the Fund or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Investor Application and Subscription Payment for such account directly for deposit to the Fund or its designated agent. The Processing Broker-Dealer shall furnish to the Escrow Agent, the Fund or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

15.	Suitability of Investors; Compliance with Privacy Laws.

15.1   The Dealer Manager will offer Offered Shares, and in its agreements with Participating Broker- Dealers will require that the Participating Broker-Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus (if any) or in any suitability letter or memorandum sent by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Participating Broker-Dealers, the Dealer Manager will require that the Participating Broker-Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the applicable provisions described in the Prospectus, including minimum income and net worth standards (if any). The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Fund upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on an Investor Application.

15.2   The Dealer Manager agrees, and in its agreements with Participating Broker-Dealers the Dealer Manager will require that the Participating Broker-Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of non- public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

16.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	Oxford Park Income Fund, Inc.
8 Sound Shore Drive, Suite 255
Greenwich, CT 06830
Attention: Saul Rosenthal

If to the Dealer Manager:	Realta Equities, Inc.
1201 N. Orange Street, Suite 729A
Wilmington, DE 198901Attention: Kevin Keefe

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

17. No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Fund; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

18. Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

OXFORD PARK INCOME FUND, INC.

By:	/s/ Jonathan Cohen
Name: Jonathan Cohen
Title: CEO

Accepted and agreed as of the date first above written:

REALTA EQUITIES, INC.

By:	/s/ Kevin Keefe
Name: Kevin Keefe
Title: CEO